Exhibit 10.3

GRANITE POINT MORTGAGE TRUST INC.

2017 EQUITY INCENTIVE PLAN

1.                                      PURPOSE.  The Plan is intended to provide incentives to key personnel, employees, officers, directors, advisors, consultants and others expected to provide significant services to the Company and its subsidiaries, including the personnel, employees, officers and directors of the other Participating Companies, to encourage a proprietary interest in the Company, to encourage such key personnel to remain in the service of the Company and the other Participating Companies, to attract new personnel with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company and the other Participating Companies.  In furtherance thereof, the Plan permits awards of equity-based incentives to key personnel, employees, officers and directors of, and certain other providers of services to, the Company or any other Participating Company.

2.                                      DEFINITIONS.  As used in this Plan, the following definitions apply:

“Act” shall mean the Securities Act of 1933, as amended.

“Agreement” shall mean a written or electronic agreement entered into between the Company and a Grantee pursuant to the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise provided in the Grantee’s Agreement, (i) the Grantee’s conviction (including a guilty plea or plea of nolo contendere) of any felony or any other crime involving fraud, dishonesty or moral turpitude; (ii) the Grantee’s commission or attempted commission of or participation in a fraud or act of dishonesty or misrepresentation against the Company; (iii) the Grantee’s material violation of any contract or agreement between the Grantee and the Company, or of any Company policy, or of any statutory duty the Grantee owes to the Company; (iv) the Grantee’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties; (v) the Grantee’s unauthorized misuse of confidential information of the Company; or (vi) the Grantee’s gross negligence or willful misconduct in the performance of his or her duties that has had or is reasonably likely to have a material adverse effect on the Company’s reputation or business. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Grantee. The foregoing definition does not in any way limit the Company’s ability to terminate the Grantee’s employment or consulting relationship at any time for any reason, and the term “Company” for purposes of this definition will be interpreted to include the Company, the Subsidiaries, the Manager or any of their respective affiliates, as appropriate.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” shall mean the Compensation Committee of the Company as appointed by the Board in accordance with Section 4 of the Plan; provided, however, that if the Shares are listed on a national stock exchange the Committee shall at all times consist solely of persons who qualify as (i) a “Non-Employee Director” under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act;

(ii) an independent director and an eligible member of a compensation committee under the rules of the principal stock exchange on which the Shares are then traded; and (iii) to the extent that relief from the limitation of Section 162(m) of the Code is sought, as an “Outside Director” under Section 1.162-27(e)(3)(i) of the Treasury Regulations. If it is later determined that one or more members of the Committee is not so qualified, actions taken by the Committee prior to such determination shall be valid despite any defect in qualification.

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.

“Company” shall mean Granite Point Mortgage Trust Inc., a Maryland corporation.

“DER” shall mean a right awarded under Section 11 of the Plan to receive (or have credited) the equivalent value (in cash or Shares) of dividends paid on Common Stock.

“Disability” shall mean, unless otherwise provided by the Committee in the Grantee’s Agreement, the occurrence of an event which would entitle the Grantee to the payment of disability income under an approved long-term disability income plan or a long-term disability of the Company or a Participating Company as determined by the Committee in its absolute discretion or pursuant to any other standard as may be adopted by the Committee.  Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Eligible Persons” shall mean officers, directors, advisors, personnel and employees of the Participating Companies and other persons expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to one or more of the Participating Companies.  For purposes of the Plan, a consultant, advisor, vendor, customer or other provider of significant services to the Company or any other Participating Company shall be deemed to be an Eligible Person.

“Employee” shall mean an individual, including an officer of a Participating Company, who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by the Participating Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean the price per Share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

“Fair Market Value” shall mean the value of one share of Common Stock, determined as follows:

(i)                                     If the Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange on the applicable date, or if there is no closing price on that date, then on the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee.

(ii)                                  If the Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market on the applicable date, or if there are no such closing bid and asked prices on that date, then for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee.

(iii)                               If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine.  Notwithstanding the foregoing, where the Shares are listed or traded, the Committee may make discretionary determinations in good faith where the Shares have not been traded for 10 trading days.

Notwithstanding the foregoing, with respect to any “stock right” within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the “fair market value” of the Shares determined in accordance with Treasury Regulation 1.409A-1(b)(iv).

“Grant” shall mean the issuance of an Incentive Stock Option, Non-qualified Stock Option, Restricted Stock, Phantom Share, DER, or other equity-based grant as contemplated herein or any combination thereof as applicable to an Eligible Person.  The Committee will determine the eligibility of personnel, employees, officers, directors and others expected to provide significant services to the Participating Companies based on, among other factors, the position and responsibilities of such individuals, the nature and value to the Participating Company of such individuals’ accomplishments and potential contribution to the success of the Participating Company whether directly or through its subsidiaries.

“Grantee” shall mean an Eligible Person to whom Options, Restricted Stock, Phantom Shares, DERs or other equity-based awards are granted hereunder.

“IPO” shall mean an initial public offering of Shares pursuant to a registration statement filed with the Securities and Exchange Commission under the Act.

“Incentive Stock Option” shall mean an Option of the type described in Section 422(b) of the Code issued to an Employee of (i) the Company, or (ii) a “subsidiary corporation” or a “parent corporation” as defined in Section 424(f) of the Code.

“Manager” shall mean Pine River Capital Management L.P., the Company’s manager.

“Non-qualified Stock Option” shall mean an Option not described in Section 422(b) of the Code.

“Option” shall mean any option, whether an Incentive Stock Option or a Non-qualified Stock Option, to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Agreement, a number of Shares determined by the Committee.

“Optionee” shall mean any Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Participating Companies” shall mean the Company, the Subsidiaries, the Manager and any of their respective affiliates, including any of the Company’s joint venture affiliates, which with the consent of the Board participates in the Plan.

“Phantom Share” shall mean a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value, which shall be reflected as a bookkeeping entry. Each Phantom Share represents an unfunded and unsecured obligation to the Company. Phantom Shares may also be referred to as restricted stock unit awards.

“Phantom Share Value,” per Phantom Share, shall mean the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” shall mean the Company’s 2017 Equity Incentive Plan, as set forth herein, and as the same may from time to time be amended.

“Purchase Price” shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

“Restricted Stock” shall mean an award of Shares that are subject to restrictions hereunder.

“Retirement” shall mean, unless otherwise provided by the Committee in the Grantee’s Agreement, the Termination of Service (other than for Cause) of a Grantee:

(i)                                     on or after the Grantee’s attainment of age 65;

(ii)                                  on or after the Grantee’s attainment of age 55 with five consecutive years of service with the Participating Companies; or

(iii)                               as determined by the Committee in its absolute discretion pursuant to such other standard as may be adopted by the Committee.

“Shares” shall mean shares of Common Stock of the Company, adjusted in accordance with Section 15 of the Plan (if applicable).

“Subsidiary” shall mean any corporation, partnership, limited liability company or other entity at least 50% of the economic interest in the equity of which is owned, directly or indirectly, by the Company or by another Subsidiary; provided that there is an unbroken chain of ownership up to the Company.

“Successors of the Optionee” shall mean the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” shall mean the time when the employee-employer relationship or directorship, or other service relationship (sufficient to constitute service as an Eligible Person), between the Grantee and the Participating Companies is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or Retirement; provided, however, Termination of Service shall not include a termination where there is a simultaneous continuation of service of the Grantee (sufficient to constitute service as an Eligible Person) for a Participating Company.  The Committee, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Service.  For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Committee).  Notwithstanding the foregoing, with respect to any Grant that is subject to Section 409A of the Code, Termination of Service shall be interpreted within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-1(h).

3.                                      EFFECTIVE DATE.  The effective date of the Plan is June 14, 2017.

4.                                      ADMINISTRATION.

(a)                                 Membership on Committee.  The Plan shall be administered by the Committee appointed by the Board.  If no Committee is designated by the Board to act for those purposes, the full Board shall have the rights and responsibilities of the Committee hereunder and under the Agreements.

(b)                                 Committee Meetings.  The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan.  If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

(c)                                  Grant of Awards.

(i)                                     The Committee shall from time to time at its discretion select the Eligible Persons who are to be issued Grants and determine the number and type of Grants to be issued under any Agreement to an Eligible Person.  In particular, the Committee shall (A) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Grants awarded hereunder (including, but not limited to the performance goals and periods applicable to the award of Grants); (B) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (A) determine the circumstances under which reimbursement to the Company (claw back) or any Participating Company of any payment of cash or Shares under a Grant may be required; and (D) determine or impose other conditions to the Grant or exercise of Options under the Plan as it may deem appropriate.  The Committee may establish such rules, regulations and procedures for the administration of the

Plan as it deems appropriate (including, without limitation, establishing rules, regulations and procedures or creation of a sub-plan for the purpose of satisfying applicable foreign laws, for qualifying for favorable tax treatment under applicable foreign laws or facilitating compliances with foreign laws), determine the extent, if any, to which Options, Phantom Shares, Shares (whether or not Shares of Restricted Stock), DERs or other equity-based awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder), and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.  The Committee shall also cause each Option to be designated as an Incentive Stock Option or a Non-qualified Stock Option, except that no Incentive Stock Options may be granted to an Eligible Person who is not an Employee of the Company or a “subsidiary corporation” or a “parent corporation” as defined in Section 424(f) of the Code.  The Grantee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Agreement.  DERs will be exercisable separately or together with Options, and paid in cash or other consideration at such times and in accordance with such rules, as the Committee shall determine in its discretion.  Unless expressly provided hereunder, the Committee, with respect to any Grant, may exercise its discretion hereunder at the time of the award or thereafter.  The Committee shall have the right and responsibility to interpret the Plan and the interpretation and construction by the Committee of any provision of the Plan or of any Grant thereunder, including, without limitation, in the event of a dispute, shall be final and binding on all Participating Companies, Grantees and other persons to the maximum extent permitted by law.  Without limiting the generality of Section 23, no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant hereunder.

(ii)                                  Notwithstanding clause (i) of this Section 4(c), any award under the Plan to an Eligible Person who is a member of the Committee shall be made by the full Board, but for these purposes the directors of the Corporation who are on the Committee shall be required to be recused in respect of such awards and shall not be permitted to vote.

(d)                                 Awards.

(i)                                     Agreements.  Grants to Eligible Persons shall be evidenced by Agreements in such form as the Committee shall from time to time determine.  Such Agreements shall comply with and be subject to the terms and conditions set forth below.

(ii)                                  Number of Shares.  Each Grant issued to an Eligible Person shall state the number of Shares to which it pertains or which otherwise underlie the Grant and shall provide for the adjustment thereof in accordance with the provisions of Section 15 hereof.

(iii)                               Grants.  Subject to the terms and conditions of the Plan and consistent with the Company’s intention for the Committee to exercise the greatest permissible flexibility under Rule 16b-3 under the Exchange Act in awarding Grants, the Committee shall have the power:

(1)                                 to determine from time to time the Grants to be issued to Eligible Persons under the Plan and to prescribe the terms and provisions (which need not be identical) of Grants issued under the Plan to such persons;

(2)                                 to construe and interpret the Plan and the Grants thereunder and to establish, amend and revoke the rules, regulations and procedures established for the administration of the Plan.  In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.  All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Participating Companies and the Grantees;

(3)                                 to amend any outstanding Grant, subject to Sections 7(h) and 17, and to accelerate or extend the vesting or exercisability of any Grant (in compliance with Section 409A of the Code, as applicable) and to waive conditions or restrictions on any Grants, to the extent it shall deem appropriate;

(4)                                 to delegate to a subcommittee of the Committee certain responsibilities under the Plan, including the authority to make Grants under the Plan other than to executive officers and members of the Board of Directors of the Company; and

(5)                                 generally to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

5.                                      PARTICIPATION.

(a)                                 Eligibility.  Only Eligible Persons shall be eligible to receive Grants under the Plan.

(b)                                 Limitation of Ownership.  No Grants shall be issued under the Plan to any person who after such Grant would beneficially own more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of Common Stock of the Company, or

9.8% by value or number of shares, whichever is more restrictive, of the outstanding capital stock of the Company, unless the foregoing restriction is expressly and specifically waived by action of the independent directors of the Board.

(c)                                  Stock Ownership.  For purposes of Section 5(b) above, in determining stock ownership a Grantee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers, sisters, spouses, ancestors and lineal descendants.  Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.  Stock with respect to which any person holds an Option shall be considered to be owned by such person.

(d)                                 Outstanding Stock.  For purposes of Section 5(b) above, “outstanding shares” shall include all stock actually issued and outstanding immediately after the issue of the Grant to the Grantee.  With respect to the stock ownership of any Grantee, “outstanding shares” shall include shares authorized for issue under outstanding Options held by such Grantee, but not Options held by any other person.

(e)                                  Limit on Awards to Independent Directors.  Notwithstanding any other provision of the Plan to the contrary, the maximum number of shares of Common Stock subject to awards granted under the Plan or otherwise during any one fiscal year to any member of the Board for services on the Board, taken together with any cash fees paid by the Company to such individual during such fiscal year for service as a member of the Board, will not exceed $500,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes), including for this purpose the value of any awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments. For the avoidance of doubt, neither awards granted or compensation paid to an individual for services as an employee or consultant, nor any amounts paid to an individual as a reimbursement of an expense shall count against the foregoing limitation.

6.                                      STOCK.  Subject to adjustments pursuant to Section 15, the maximum number of Shares available for grant and issuance under the Plan pursuant to Grants (other than DERs) shall be equal to the lesser of (i) 3,242,306 Shares and (ii) seven and a half percent (7.5%) of the outstanding Shares as measured as of immediately following the closing of an IPO (all of which may be issued as Incentive Stock Options).  Subject to adjustments pursuant to Section 15, in the case of Grants intended to qualify for relief from the limitations of Section 162(m) of the Code, (i) the maximum number of Shares with respect to which any Options may be granted over any three-year period to any Grantee shall not exceed 1,500,000, and (ii) the maximum number of Shares that may underlie Grants, other than Grants of Options, over any three-year period to any Grantee shall not exceed 600,000.  Notwithstanding the first sentence of this Section 6 the following Shares may be the subject of the issue of further Grants:  (i) Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options or Phantom Shares or other equity-based awards under Section 12 but are later forfeited or for any other reason are not payable under the Plan; (ii) Shares as to which an Option is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option; and (iii) Shares subject to awards that are settled in cash.  Further, for the avoidance of doubt, the following Shares may not be subject to the issue of further Grants:  (i) Shares tendered or withheld in payment of an Option exercise price; (ii) Shares tendered or withheld to satisfy minimum statutory withholding taxes;

(iii) Shares not issued to an Optionee on settlement in Shares under Section 7(i); or (iv) Shares that have been repurchased by the Company using stock option exercise proceeds.  Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or previously issued Shares under the Plan.  The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Agreement, or as the Committee may otherwise deem appropriate.  Notwithstanding the limitations above in this Section 6, except in the case of Grants intended to qualify for relief from the limitations of Section 162(m) of the Code, there shall be no limit on the number of Phantom Shares or DERs to the extent they are paid out in cash that may be granted under the Plan.  If any Phantom Shares or DERs are paid out in cash, the underlying Shares may again be made the subject of Grants under the Plan, notwithstanding the first sentence of this Section 6.  Notwithstanding the  foregoing, and subject to applicable listing requirements, the number of Shares that may be granted under the Plan shall not be reduced by (x) Shares issued under awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company (“Substitute Awards”) and (y) available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) and such shares shall be available for awards under the Plan.

7.                                      TERMS AND CONDITIONS OF OPTIONS.

(a)                                 Each Agreement with an Eligible Person shall state the Exercise Price.  The Exercise Price for any Option shall not be less than the Fair Market Value on the date of Grant (except for Options granted as Substitute Awards, which shall have the exercise price as determined by the Committee).

(b)                                 Medium and Time of Payment.  Except as may otherwise be provided below, the Purchase Price for each Option granted to an Eligible Person shall be payable in full in United States dollars upon the exercise of the Option.  In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 20.  If the applicable Agreement so provides, or the Committee otherwise so permits, the Purchase Price may be paid in one or a combination of the following:

(i)                                     by a certified or bank cashier’s check;

(ii)                                  by the surrender of shares of Common Stock in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and shares of Common Stock, as long as the sum of the cash so paid and the Fair Market Value of the shares of Common Stock so surrendered equals the Purchase Price;

(iii)                               by cancellation of indebtedness owed by the Company to the Grantee;

(iv)                              subject to Section 17(e), by a loan or extension of credit from the Company evidenced by a full recourse promissory note executed by the Grantee.  The interest rate and other terms and conditions of such note shall be determined by the Committee (in which case the Committee may require that the Grantee pledge his or her Shares to the Company for the purpose of securing the payment of such note, and in no event shall the stock certificate(s) representing such Shares be released to the Grantee until such note shall have been paid in full); or

(v)                                 by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose such limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.  Any fractional shares of Common Stock resulting from a Grantee’s election that are accepted by the Company shall in the discretion of the Committee be paid in cash.

(c)                                  Term and Nontransferability of Grants and Options.

(i)                                     Each Option under this Section 7 shall state the time or times which all or part thereof becomes exercisable, subject to the following restrictions.

(ii)                                  No Option shall be exercisable except by the Grantee or a transferee permitted hereunder.

(iii)                               No Option shall be exercisable more than ten (10) years after the grant thereof.

(iv)                              No Option shall be granted in consideration for and shall not be conditioned upon delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(v)                                 No Option shall be assignable or transferable, except by will or the laws of descent and distribution of the state wherein the Grantee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code and (iii) is otherwise appropriate and desirable.  Such transfers must be made without consideration and only to family members (or pursuant to a qualified domestic relations order in the event of divorce of an Optionee) or to trusts or other entities for the benefit of family members.  The Committee may also allow transfers to nonprofit organizations exempt from tax under Section 501(c)(3) of the Code.

(vi)                              No Option shall be exercisable until such time as set forth in the applicable Agreement (but in no event after the expiration of such Grant).

(vii)                           The Committee may not modify, extend or renew any Option granted to any Eligible Person unless such modification, extension or renewal shall satisfy any and all applicable requirements of Rule 16b-3 under the Exchange Act.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

(d)                                 Termination of Service, Other Than by Death, Retirement or Disability.  Unless otherwise provided in the applicable Agreement, upon any Termination of Service for any reason other than his or her death, Retirement or Disability, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise his or her Option at any time within three months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised; provided, however, that, unless otherwise provided in the applicable Agreement, if there occurs a Termination of Service by a Participating Company for Cause or a Termination of Service by the Optionee (other than on account of death, Retirement or Disability), any Option not exercised in full prior to such termination shall be canceled.

(e)                                  Death of Optionee.  Unless otherwise provided in the applicable Agreement, if the Optionee of an Option dies while an Eligible Person or within three months after any Termination of Service other than for Cause or a Termination of Service by the Optionee (other than on account of death, Retirement or Disability), and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions of Section 4(c) above, at any time within 12 months after the Optionee’s death, by the Successor of the Optionee, but only to the extent that, at the date of death, the Optionee’s right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the Agreement and had not previously been exercised.

(f)                                   Disability or Retirement of Optionee.  Unless otherwise provided in the Agreement, upon any Termination of Service for reason of his or her Disability or Retirement, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise the Option at any time within 24 months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised.

(g)                                  Rights as a Stockholder.  An Optionee, a Successor of the Optionee, or the holder of a DER shall have no rights as a stockholder with respect to any Shares covered by his or her Grant until, in the case of an Optionee, the date of the issuance of a stock certificate for such Shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 15.

(h)                                 Modification, Extension and Renewal of Option.  Within the limitations of the Plan, and only with respect to Options granted to Eligible Persons, the Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor (but unless there is stockholder approval, not including any reduction in exercise price or cancellation of an Option in exchange for an Option with a lower exercise price or a cancellation of an Option for cash or another Grant if the exercise price of the Option is greater than the Fair Market Value of the Shares subject to the Option at the time of cancellation, other than in conjunction with a Change of Control or other anti-dilution adjustments permitted under Section 15).  The Committee may modify, extend or renew any Option granted to any Eligible Person, unless such modification, extension or renewal would not satisfy any applicable requirements of Rule 16b-3 under the Exchange Act.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

(i)            Alternative Settlement of Options.  The Committee, in its discretion, may (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) also permit the Optionee to elect to exercise an Option by receiving Shares, cash or a combination thereof, in the discretion of the Committee, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Purchase Price, as determined as of the day the Option is exercised.

(j)            Deferral.  The Committee may establish a program (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) under which Optionees will have Phantom Shares subject to Section 10 credited upon their exercise of Options, rather than receiving Shares at that time.

(k)           Other Provisions.  The Agreement authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Committee shall deem advisable.

8.             SPECIAL RULES FOR INCENTIVE STOCK OPTIONS.

(a)           In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the Grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any Optionee for the first time during any calendar year (under the Plan and all other plans) required to be taken into account under Section 422(d) of the Code shall not exceed $100,000.

(b)           In the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), the Exercise Price with respect to an Incentive Stock Option shall not be less than 110% of the Fair Market Value of a Share on the day the Option is granted and the term of an Incentive Stock Option shall be no more than five years from the date of grant.

(c)           If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company thereupon has a tax-withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.

9.             PROVISIONS APPLICABLE TO RESTRICTED STOCK.

(a)           Vesting Periods.  In connection with the grant of Restricted Stock, whether or not Performance Goals apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee.  Subject to the provisions of this Section 9, the applicable Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

(b)           Grant of Restricted Stock.  Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Agreement:  (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate.

(c)           Certificates.

(i)            Each Grantee of Restricted Stock shall be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan or an appropriate book entry with respect to such Shares shall be made in the name of the Grantee.  Without limiting the generality of Section 6, in addition to any legend that might otherwise be required by the Board or the Company’s charter, bylaws or other applicable documents, the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the applicable Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Grant, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE GRANITE POINT MORTGAGE TRUST INC. 2017 EQUITY INCENTIVE PLAN, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND GRANITE POINT MORTGAGE TRUST INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF GRANITE POINT MORTGAGE TRUST INC. AT 590 MADISON AVENUE 36th FLOOR, NEW YORK, NEW YORK, 10022.

(ii)           The Committee shall require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed and that, as a condition of any grant of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Grant.  If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 9(d).

(d)           Restrictions and Conditions.  Unless otherwise provided by the Committee in an Agreement, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i)            Subject to the provisions of the Plan and the applicable Agreement, during a period commencing with the date of such Grant and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished).  Subject to the provisions of the applicable Agreement and clauses (iii) and (iv) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Agreement.  Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii)           Except as provided in the foregoing clause (i) or in Section 15, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares; provided, however, that dividends or distributions on such Shares (whether in cash or other property) shall in all cases in which the vesting of Shares of Restricted Stock is based on the achievement of performance goals, and in other cases unless otherwise provided by the Committee in the applicable Agreement, be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over or distributed to the Grantee as soon as practicable after such period lapses (if not forfeited).  Certificates for Shares (not subject to restrictions hereunder) shall be delivered to the Grantee or his or her designee (or where permitted, transferee) promptly after, and only after, the period of forfeiture lapses without forfeiture in respect of such Shares of Restricted Stock.

(iii)          Termination of Service, Except by Death, Retirement or Disability.  Unless otherwise provided in the applicable Agreement, and subject to clause (iv) below, if the Grantee has a Termination of Service for Cause or by the Grantee for any reason other than his or her death, Retirement or Disability, during the applicable period of forfeiture, then (A) all Restricted Stock still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee for such forfeited Restricted Stock as contemplated by Section 9(b), and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

(iv)          Death, Disability or Retirement of Grantee.  Unless otherwise provided in the applicable Agreement, in the event the Grantee has a Termination of Service on account of his or her death, Disability or Retirement, or the Grantee has a Termination of Service by the Company or a Participating Company, as applicable, for any reason other than Cause, during the applicable period of forfeiture, then restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee.

10.          PROVISIONS APPLICABLE TO PHANTOM SHARES.

(a)           Grant of Phantom Shares.  Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Agreement: (i) authorize the Granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

(b)           Term.  The Committee may provide in an Agreement that any particular Phantom Share shall expire at the end of a specified term.

(c)           Vesting.

(i)            Subject to the provisions of the applicable Agreement and Section 10(c)(ii), Phantom Shares shall vest as provided in the applicable Agreement.

(ii)           Unless otherwise determined by the Committee in an applicable Agreement, the Phantom Shares granted pursuant to the Plan shall be subject to the following vesting conditions:

(1)           Termination of Service for Cause.  Unless otherwise provided in the applicable Agreement and subject to clause (2) below, if the Grantee has a Termination of Service for Cause, all of the Grantee’s Phantom Shares (whether or not such Phantom Shares are otherwise vested) shall thereupon, and with no further action, be forfeited by the Grantee and cease to be outstanding, and no payments shall be made with respect to such forfeited Phantom Shares.

(2)           Termination of Service for Death, Disability or Retirement of Grantee or by the Company for Any Reason Other than Cause.  Unless otherwise provided in the applicable Agreement, in the event the Grantee has a Termination of Service on account of his or her death, Disability or Retirement, or the Grantee has a Termination of Service by the Company or a Participating Company, as applicable, for any reason other than Cause, all outstanding Phantom Shares granted to such Grantee shall become immediately vested.

(3)           Except as contemplated above, in the event that a Grantee has a Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding, and the Grantee’s vested Phantom Shares shall be settled as set forth in Section 10(d).

(d)           Settlement of Phantom Shares.

(i)            Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided, however, that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that a Phantom Share may be settled (A) in cash at the applicable Phantom Share Value, (B) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (C) in cash or by transfer of Shares as elected by the Company.

(ii)           Each Phantom Share shall be settled with a single-sum payment by the Company; provided, however, that, with respect to Phantom Shares of a Grantee which have a common Settlement Date (as defined below), the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years.  If the Grantee’s Phantom Shares are paid out in installment payments, such installment payments shall be treated as a series of separate payments for purposes of Section 409A of the Code.

(iii)          (1)           The settlement date with respect to a Grantee is the first day of the month to follow the Grantee’s Termination of Service (“Settlement Date”); provided, however, that a Grantee may elect, in accordance with procedures to be adopted by the Committee, that such Settlement Date will be deferred as elected by the Grantee to a time permitted by the Committee under procedures to be established by the Committee.  Notwithstanding the prior sentence, all initial elections to defer the Settlement Date shall be made in accordance with the requirements of Section 409A of the Code.  In addition, unless otherwise determined by the Committee, any subsequent elections under this Section 10(d)(iii)(1) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) not be effective for at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(2)                                 Notwithstanding Section 10(d)(iii)(1), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(3)                                 Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 10(d)(iii), is the date of the Grantee’s death.

(iv)                              Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 10(d)(ii) or deferred by the Grantee as provided in Section 10(d)(iii) in the event of an “Unforeseeable Emergency.”  For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or “dependent,” as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee.  The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(1)                                 through reimbursement or compensation by insurance or otherwise;

(2)                                 by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(3)                                 by future cessation of the making of additional deferrals under Section 10(d)(ii) and (iii).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency.  Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

(e)                                  Other Phantom Share Provisions.

(i)                                     Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(ii)                                  A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time.  If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate.  If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 10(d)(iii) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(iii)                               The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 10.  Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(iv)                              Notwithstanding any other provision of this Section 10, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(v)                                 No Phantom Share shall give any Grantee any rights with respect to Shares or any ownership interest in the Company.  Except as may be provided in accordance with Section 11, no provision of the Plan shall be interpreted to confer upon any Grantee of a Phantom Share any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

11.                               PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

(a)                                 Grant of DERs.  Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Agreements, authorize the crediting of DERs to Eligible Persons in an amount equal to the dividends and other distributions declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date a Grant is issued, and the date such Grant is exercised, vests or expires, as determined by the Committee.  Such DERs shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee.  With respect to DERs credited with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such DERs shall be payable regardless of whether such Option is exercised.  If a DER is credited in respect of another Grant hereunder, then, unless otherwise stated in the Agreement, or, in the appropriate case, as determined by the Committee, in no event shall the DER be in effect for a period beyond the time during which the applicable related portion of the underlying Grant has been exercised or otherwise settled, or has expired, been forfeited or otherwise lapsed, as applicable.

(b)                                 Certain Terms.

(i)                                     The term of a DER shall be set by the Committee in its discretion.

(ii)                                  Payment of the amount determined in accordance with Section 11(a) shall be in cash, in Common Stock or a combination of the both, as determined by the Committee at the time of grant.

(c)                                  Other Types of DERs.  The Committee may establish a program under which DERs of a type whether or not described in the foregoing provisions of this Section 11 may be credited to Eligible Persons.  For example, without limitation, the Committee may provide that a DER be credited in respect of each Share subject to an Option or with respect to a Phantom Share, which would consist of the right (subject to Section 11(d)) to receive an amount (whether in cash or other property) equal to the dividend or other distributions paid on a Share from time to time; provided, however, that in no event may a DER be settled with respect to Phantom Shares, the vesting of which is based on the achievement of performance goals, before such performance goals are met.  Such DERs shall be held by the Company (unsegregated as part of its general assets) until the period of forfeiture lapses (and forfeited if the Phantom Shares are forfeited), and paid over or distributed to the Grantee as soon as practicable after such period lapses (if not forfeited).

(d)                                 Deferral.

(i)                                     The Committee may (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) establish a program under which Grantees (i) will have Phantom Shares credited, subject to the terms of Sections 10(d) and 10(e) as though directly applicable with respect thereto, upon the granting of DERs, or (ii) will have payments with respect to DERs deferred.

(ii)                                  The Committee may establish a program under which distributions with respect to DERs may be deferred.  Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

12.                               OTHER EQUITY-BASED AWARDS.  The Board shall have the right to issue other Grants based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares without conditions (including the grant of Shares without conditions to members of the Board), the grant of Shares based upon certain conditions, and the grant of securities convertible into Common Stock.

13.                               PERFORMANCE GOALS.  The Committee, in its discretion, shall in the case of Grants (including, in particular, Grants other than Options) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (“Performance-Based Grants”) (i) establish one or more performance goals (“Performance Goals”) as a precondition to the issue of Grants, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined

Grants to those Grantees (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied.  The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full, and which may be updated and amended from time to time, as appropriate, in the discretion of the Committee.  The Performance Goals shall be established in a timely fashion such that they are considered pre-established for purposes of the rules governing performance-based compensation under Section 162(m) of the Code.  Prior to the vesting and delivery of performance-based Restricted Stock, Phantom Shares, DERs or other equity-based awards hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Grant, have been satisfied.  Performance Goals which do not satisfy the foregoing provisions of this Section 13 may be established by the Committee with respect to Grants not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

14.                               TERM OF PLAN.  Grants may be granted pursuant to the Plan until the expiration of 10 years from the effective date of the Plan.

15.                               RECAPITALIZATION AND CHANGES OF CONTROL.

(a)                                 Subject to any required action by stockholders and to the specific provisions of Section 16, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any extraordinary dividend or distribution to holders of Common Stock other than ordinary cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Grants, then:

(i)                                     the maximum aggregate number of Shares which may be made subject to Options and DERs under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Grants which may be granted under the Plan, and the maximum number of Shares that may be granted in any one year to any Grantee under Section 6 may be appropriately adjusted by the Committee in its discretion; and

(ii)                                  the Committee shall take any such action as in its discretion shall be necessary to maintain each Grantees’ rights hereunder (including under their applicable Agreements) so that they are, in their respective Options, Phantom Shares and DERs (and, as appropriate, other Grants under Section 12), substantially proportionate to the rights existing in such Options, Phantom Shares and DERs (and other Grants under Section 12) prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and DERs (and other Grants under Section 12) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and DERs (and other

Grants under Section 12, as applicable, (C) the Exercise Price, Purchase Price and Phantom Share Value, and (D) performance-based criteria established in connection with Grants (to the extent consistent with Section 162(m) of the Code, as applicable); provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 15(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Grants, the number of Shares (or units) available under Section 6 above shall be increased or decreased, as the case may be, proportionately.

(b)                                 Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock pursuant to this Section 15 shall be subject to the restrictions and requirements imposed by Section 9, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 9(c)(i).

(c)                                  If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 9(d) may be required to deposit with the successor corporation the certificates or book entry shares for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 9(c)(ii), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 9(d), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 9(c)(i).

(d)                                 The judgment of the Committee with respect to any matter referred to in this Section 15 shall be conclusive and binding upon each Grantee without the need for any amendment to the Plan.

(e)                                  Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, the rights under any outstanding Grant shall pertain and apply to the securities to which a holder of the number of Shares subject to the Grant would have been entitled.

(f)                                   In the event of a merger or consolidation that does not constitute a Change of Control and in which the Company is not the surviving corporation, the date of exercisability of each outstanding Option and settling of each Phantom Share or, as applicable, other equity-based Grant under Section 12, shall be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Grant by the successor to the Company.

(g)                                  To the extent that the foregoing adjustment related to securities of the Company, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

(h)                                 Except as expressly provided in this Section 15, a Grantee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to a Grant or the Exercise Price of Shares subject to an Option.

(i)                                     Grants made pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

(j)                                    Unless otherwise provided in the Agreement, upon the occurrence of a Change of Control:

(i)                                     The Committee as constituted immediately before the Change of Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change of Control (including, without limitation, the substitution of stock other than stock of the Company as the stock optioned hereunder, and the acceleration of the exercisability of the Options and settling of each Phantom Share or, as applicable, other Grants under Section 12), provided that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Grantee as determined at the time of the adjustments.

(ii)                                  All restrictions and conditions on each DER shall automatically lapse and all Grants under the Plan shall be deemed fully vested with respect to such Grantees whose employment is terminated other than for cause or good reason as defined by the Committee, within twenty-four (24) months of the Change of Control.

(iii)                               Notwithstanding the provisions of Section 10 (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate), the Settlement Date for Phantom Shares shall be the date of such Change of Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change of Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

(k)                                 “Change of Control” shall mean the occurrence of any one of the following events:

(i)                                     any “person,” including a “group,” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company or the Manager, any entity controlling, controlled by or under common control with the

Company or the Manager, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or the Manager or any such entity, and, with respect to any particular Eligible Employee, the Eligible Employee and any “group,” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Eligible Employee is a member), is or becomes the “beneficial owner,” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Shares; or

(ii)                                  members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any Director whose election, or nomination for election by the Company’s stockholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director; provided, however, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 (as proposed) of Regulation 14A promulgated under the Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board, shall not be deemed to be an Incumbent Director; or

(iii)                               there shall occur (A) the consummation of any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as such stockholders’ ownership immediately prior to the consolidation or merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) consummation of a stockholder approved plan for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, no event or condition described in clauses (i) through (iii) above shall constitute a Change of Control if it results from a transaction between the Company and the Manager, or an affiliate of the Manager.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the

Company which, by reducing the number of Shares or other voting securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 50% or more of the Shares then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 50% or more of the combined voting power of all then outstanding voting securities; provided, however, that, if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of this subSection (j).

Notwithstanding the foregoing, no event or condition shall constitute a Change of Control to the extent that, if it were, a 20% tax would be imposed upon or with respect to any Grant under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change of Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

16.                               EFFECT OF CERTAIN TRANSACTIONS.  In the case of (i) the dissolution or liquidation of the Company, or (ii) upon the occurrence of a Change in Control, the Plan and the Grants issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of Grants theretofore granted, or the substitution for such Grants of new Grants, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 15.  In the event of such termination, all outstanding Options and Grants shall be exercisable in full, if applicable, for at least fifteen days prior to the date of such termination whether or not otherwise exercisable during such period.

17.                               SECURITIES LAW REQUIREMENTS.

(a)                                 Legality of Issuance.  The issuance of any Shares pursuant to Grants under the Plan and the issuance of any Grant shall be contingent upon the following:

(i)                                     the obligation of the Company to sell Shares with respect to Grants issued under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;

(ii)                                  the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to stock options; and

(iii)                               each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or DERs (or issuance of Shares in respect thereof), or other Grant under Section 12 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, DERs, other Grants or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Grant made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(b)                                 Restrictions on Transfer.  Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with good practices, the provisions of the Act, the securities laws of any state or any other law.  In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Grantee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.  Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 17 shall be conclusive and binding on all persons.  Without limiting the generality of Section 6, stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear a restrictive legend, substantially in the following form, and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).  ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

(c)                                  Registration or Qualification of Securities.  The Company may, but shall not be obligated to, register or qualify the issuance of Grants and/or the sale of Shares under the Act or any other applicable law.  The Company shall not be obligated to take any affirmative action in order to cause the issuance of Grants or the sale of Shares under the Plan to comply with any law.

(d)                                 Exchange of Certificates.  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

(e)                                  Certain Loans.  Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

18.                          AMENDMENT OF THE PLAN.  The Board may from time to time, with respect to any Shares at the time not subject to Grants, suspend or discontinue the Plan or revise or amend it in any respect whatsoever.  The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Grantee with respect to Grants previously granted unless such amendments are in connection with compliance with applicable laws; provided, however, that the Plan may not be amended without stockholder approval (a) to increase the total number of Shares that may be subject to Awards set forth in Section 6 (other than through an adjustment as provided otherwise in the Plan), (b) to change the class of Eligible Persons, (c) to provide for the cancellation of any outstanding awards under the Plan having an exercise price per Share greater than the then Fair Market Value of a Share (“Underwater Awards”) and the grant in substitution therefore of new awards having a lower exercise price, other new awards or payments in cash, (d) to reprice any awards under the Plan, including Underwater Awards, or to take any other action precluded under Section 7(h) from being taken without shareholder approval, or (e) in any other manner that in the absence of stockholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar state law requirements.

19.                               APPLICATION OF FUNDS.  The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option, the sale of Restricted Stock or in connection with other Grants under the Plan will be used for general corporate purposes.

20.                               TAX WITHHOLDING.  Each Grantee shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the Grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income.  A Grantee may elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of Shares to be issued pursuant to a Grant equal to the Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due, (ii) transferring to the Company Shares owned by the Grantee with a Fair Market Value equal to the amount of the required withholding tax, or (iii) in the case of a Grantee who is an Employee of the Company at the time such withholding is effected, by withholding from the Grantee’s cash compensation.  Notwithstanding anything contained in the Plan to the contrary, the Grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise by provided hereunder to provide Shares to the Grantee, and the failure of the Grantee to satisfy such requirements with respect to a Grant shall cause such Grant to be forfeited.

21.                               NOTICES.  All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Participating Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 21.

22.                               RIGHTS TO EMPLOYMENT OR OTHER SERVICE.  Nothing in the Plan or in any Grant issued pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Participating Company (if applicable) or interfere in any way with the right of the Participating Company and its stockholders to terminate the individual’s employment or other service at any time.

23.                               EXCULPATION AND INDEMNIFICATION.  To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

24.                               FORFEITURE AND CLAWBACK.  In the event of a restatement of incorrect financial results, the Committee will review all cash and equity awards (whether granted under the Plan or otherwise) held by executive officers (within the meaning of Rule 3b-7 of the Exchange Act) of the Company that (i) were earned based on performance or vested during the course of the financial period subject to such restatement or (ii) were granted during or within one year following such financial period. If any award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the Committee shall, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (a) cancel such award, in whole or in part, whether or not vested, earned or payable or (b) require the executive officer to repay to the Company an amount equal to all or any portion of the value of any gains from the grant, vesting or payment of the award that would not have been realized had the restatement not occurred.

25.                               COMPLIANCE WITH SECTION 409A OF THE CODE.

(a)                                 Any Agreement issued under the Plan that is subject to Section 409A of the Code shall include such additional terms and conditions as may be required to satisfy the requirements of Section 409A of the Code.

(b)                                 With respect to any Grant issued under the Plan that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if the Grantee is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution may not be made before the date which is six months after the date of Termination of Service (to the extent required under Section 409A of the Code).  Any payments or distributions delayed in accordance with the prior sentence shall be paid to the Grantee on the first day of the seventh month following the Grantee’s Termination of Service.

(c)                                  The Board and the Committee shall administer the Plan, and exercise authority and discretion under the Plan, to satisfy the requirements of Section 409A of the Code or any exemption thereto; provided, however, that neither the Board nor the Committee shall be liable to any Grantee for the failure of a Grant to comply with Section 409A of the Code, including, but not limited to, liability for any taxes or penalties associated with the failure to comply with Section 409A of the Code.

26.                               NO FUND CREATED.  Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 26 any accounts established to facilitate the implementation of Section 10(d)(iii)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company (or a Participating Company) may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.  The obligations of the Company (or, if applicable, a Participating Company) under the Plan are unsecured and constitute a mere promise by the Company (or, if applicable, a Participating Company) to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a Participating Company), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a Participating Company).  Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

27.                               NO FIDUCIARY RELATIONSHIP.  Nothing contained in the Plan (including without limitation Section 10(e)(iii)), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Participating Companies, or their officers or the Committee, on the one hand, and the Grantee, the Company, the Participating Companies or any other person or entity, on the other.

28.                               CAPTIONS.  The use of captions in the Plan is for convenience.  The captions are not intended to provide substantive rights.

29.                               GOVERNING LAW.  THE PLAN SHALL BE GOVERNED BY THE LAWS OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

30.                               EXECUTION.  The Company has caused the Plan to be executed in the name and on behalf of the Company by an officer of the Company thereunto duly authorized as of this 14th day of June, 2017.

GRANITE POINT MORTGAGE TRUST INC.,
a Maryland corporation

By:	/s/ Rebecca B. Sandberg
Name: Rebecca B. Sandberg
Title: General Counsel and Secretary

EXHIBIT A

PERFORMANCE CRITERIA

The Committee, in its discretion, may provide for Performance-Based Grants that are intended to qualify as “performance based” compensation under Section 162(m) of the Code, which are payable upon the attainment of objective performance goals during a specified period of up to 10 years, as determined by the Committee. Such objective performance goals shall be pre-established by the Committee within the time limits prescribed by Section 162(m) of the Code and relate to one or more Performance Criteria.  Performance Criteria may be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices, in the discretion of the Committee. In addition, before any Performance-Based Grant is paid out or settled, the Committee shall certify in writing that the performance goals for the related performance period have been satisfied. Grants with performance conditions that are granted to Grantees who are not “covered employees” within the meaning of Section 162(m) of the Code need not comply with the requirements of Section 162(m) of the Code and the requirements stated above.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

i)                                         pre-tax income,

ii)                                      after-tax income,

iii)                                   net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis),

iv)                                  operating income,

v)                                     comprehensive income and/or economic return,

vi)                                  cash flow,

vii)                               earnings per share,

viii)                            return on equity,

ix)                                  return on invested capital or assets,

x)                                     cash and/or funds available for distribution,

xi)                                  appreciation in the fair market value of the Common Stock,

xii)                               return on investment,

xxix

xiii)                            total return to stockholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period),

xiv)                           net earnings growth,

xv)                              stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

xvi)                           related return ratios,

xvii)                        increase in revenues,

xviii)                     the Company’s published ranking against its peer group of real estate investment trusts based on total stockholder return,

xix)                           net earnings,

xx)                              changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock,

xxi)                           number of securities sold or issued,

xxii)                        earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period, and

xxiii)                     total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period).

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders.

To the extent permitted by Section 162(m) of the Code, the Committee may provide for objectively determinable adjustments at the time of establishing the performance goals for each performance period, including among other things, adjustments to items related gain, loss, profit or expense: (A) determined to be unusual or infrequently occurring items in each case as deferred in accordance with GAAP, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and/or (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

xxx

GRANITE POINT MORTGAGE TRUST INC.
2017 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

RESTRICTED STOCK AWARD AGREEMENT by and between Granite Point Mortgage Trust Inc., a Maryland corporation (the “Company”), and            (the “Grantee”), dated as of the       day of              , 20    (the “Effective Date”).

WHEREAS, the Company maintains the Granite Point Mortgage Trust Inc. 2017 Equity Incentive Plan (the “Plan”) (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee is a[n]             of a Participating Company; and

WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and its stockholders to grant Restricted Stock to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.             Grant of Restricted Stock.

The Company hereby grants the Grantee        Shares of Restricted Stock of the Company, subject to the following terms and conditions and subject to the provisions of the Plan.  The Plan is incorporated herein by reference as though set forth herein in its entirety.  To the extent such terms or conditions conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern.

2.             Restrictions and Conditions.

The Restricted Stock awarded pursuant to this Agreement and the Plan shall be subject to the following restrictions and conditions:

a.                                      Subject to clauses (c) through [(f)] [(g)] below, the period of restriction with respect to Shares granted hereunder (the “Restriction Period”) shall begin on the Effective Date and lapse[, if and as [employment] [service] continues] on the following schedule:

Date Restriction Lapses	Number of Shares (Whole Shares Only)
,20	[ ]
,20	[ ]
,20	[ ]

For purposes of the Plan and this Agreement, Shares with respect to which the Restriction Period has lapsed shall be vested.  Notwithstanding the foregoing, the Restriction Period with respect to such Shares shall only

i

lapse as to whole Shares.  Subject to the provisions of the Plan and this Agreement, during the Restriction Period, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock (or have such Shares attached or garnished).

b.                                      Except as provided in the foregoing clause (a), below in this clause (b) or in the Plan, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive dividends.  The Grantee shall be entitled to receive any dividends or distributions on any shares of Restricted Stock (whether or not then subject to restrictions) which have not been forfeited.  Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the Restriction Period shall lapse without forfeiture in respect of such Shares of Restricted Stock.

c.                                       Subject to clause (e) below, if the Grantee has a Termination of Service by the Company and its Subsidiaries for Cause or by the Grantee for any reason other than his or her death, Retirement or Disability, during the Restriction Period, then (A) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount (if any) paid by the Grantee for such forfeited Restricted Stock as contemplated by the Plan, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

d.                                      If the Grantee has a Termination of Service on account of death, Disability or Retirement or the Grantee has a Termination of Service by the Company and its Subsidiaries for any reason other than for Cause, during the Restriction Period, then the Restriction Period will immediately lapse on all Restricted Stock.

e.                                       If there occurs during the Restriction Period a Change of Control in which the Resulting Entity assumes or continues the Grant of Restricted Stock and if the Grantee experiences a Termination of Service by the Resulting Entity and its Subsidiaries voluntarily for good reason, as defined by the Committee, during the twenty-four (24) months following the Change of Control, then the Restriction Period will lapse on all Restricted Stock on the date of the Termination of Service.  If an event described in clause (d) above occurs during or after the twenty-four (24) months following the Change of Control, then the Restriction Period will lapse on all Restricted Stock on the date of the Termination of Service.  If there occurs during the Restriction Period a Change of Control in which the Resulting Entity does not assume or continue the Grant of Restricted Stock, then the Restriction Period will lapse on all Restricted Stock as of immediately prior to the Change of

Control.  For purposes of this Agreement, the “Resulting Entity” in the event of a Change of Control shall mean (A) the Company, in the event of a Change of Control as defined in Section 15(j) (i), (ii), or (iii) (C) of the Plan; (B) the entity (which may or may not be the Company) that is the continuing entity in the event of a merger or consolidation, in the event of a Change of Control as defined in Section 15(j)(iii)(A) of the Plan; or (C) the acquirer of the Company’s assets, in the event of a Change of Control as defined in Section 15(j)(iii)(B) of the Plan.

f.                                        Grantee shall forfeit such Shares of Restricted Stock as are required to be forfeited under (a) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the related rules of the Securities and Exchange Commission or the applicable listing exchange or (b) such clawback or recoupment policy as the Board or Compensation Committee may adopt.

g.                                       [for use where the Grantee has an Employment Agreement] [Notwithstanding any other provision hereof, if the Grantee is a party to an effective employment agreement with the Company from time to time, then the Restriction Period shall also end if and as may be otherwise required by such employment agreement; and nothing herein shall limit any rights the Grantee may otherwise have under such employment agreement.]

3.             Miscellaneous.

a.                                      THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICT OF LAWS WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

b.                                      The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate.  Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change of Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change of Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee, except as provided above, shall be final and binding upon all persons.

c.                                       All notices hereunder shall be in writing and, if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission, or mailed to the Grantee at the address appearing in the records of the Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 3(c).  Notices may also be given electronically pursuant to such rules and procedures as the Committee may adopt for electronic notice.

d.                                      [For use if Grant is made to an employee of Pine River Domestic Management L.P.] [The parties to this agreement acknowledge that Grantee is not an employee of the Company and, instead, provides services to the Company pursuant to a Management Agreement between the Company and the Manager. Grantee is an Employee of Pine River Capital Management L.P. (“PRCM”), which provides Grantee’s services to Manager pursuant to an agreement between PRCM and Manager so that Manager may fulfill its obligations to Company under the Management Agreement. Accordingly, the grant made hereby is made to Manager in consideration of services rendered thereby to the Company; and, in turn, is made by the Manager to PRCM in consideration of services rendered thereby to the Manager; and, finally, in turn, is made by  PRCM to Grantee in consideration of the services rendered thereby to  PRCM. For purposes of the provisions in Paragraphs 2(c) through 2(f) above relating to employment with the Company (and the termination thereof), and also for purposes of any references in the Plan to an employment agreement, “Company,” as the context so requires, shall include Manager, PRCM and their respective affiliates to the extent that Grantee is an Employee or a provider of services to such entities.]

e.                                       The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

f.                                        The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

g.                                       Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s employment or other service at any time.

h.                                      This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

v

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

GRANITE POINT MORTGAGE TRUST INC.

By:
Name:
Title:

GRANTEE

By:
Name:
Title:

Acknowledged as external manager of the Company:

Pine River Capital Management L.P.

By:
Name:
Title: